Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Divests NAV5001, a Non-Core, Development-Stage Imaging Agent for Parkinson’s Disease

– Company continues sharpened focus on commercialization of Lymphoseek® and development of its proprietary CD206-targeted Manocept™ platform –

DUBLIN OHIO, April 27, 2015 - Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), today announced that it has entered into an agreement with Alseres Pharmaceuticals, Inc. to terminate the sub-license agreement dated July 31, 2012 for research, development and commercialization of NAV5001, an agent in Phase 3 clinical development for early detection of Parkinson’s disease. Navidea previously announced its intention to decrease its R&D expenses by divesting its non-core neuroimaging assets. This agreement follows through on the Company’s commitment to decrease cash burn while moving these neuroimaging programs forward.

“As part of the a strategic realignment that began in early 2014, we have re-focused our resources on the Manocept™ platform, specifically, commercialization of Lymphoseek® and development of immuno-oncology therapeutics targeting activated and tumor-associated macrophages implicated in cancer,” said Rick Gonzalez, President and CEO of Navidea. “Divesting NAV5001 is consistent with this strategy, substantially reduces Navidea’s R&D expense obligations, allows the Company to maintain economic upside, and assigns the product’s rights to an entity we believe has the capability to gain FDA approval.”

Under the terms of this agreement, Navidea will transfer the NAV5001 IND, all data, clinical materials, regulatory files (including the Special Protocol Assessment agreements), patents, know-how, and other assets covering the clinical testing of the NAV5001 to Alseres. Alseres will reimburse Navidea on a fully-documented, pass-through basis for any incurred maintenance costs of the contract manufacturer retroactive to March 1, 2015. In addition, as requested by Alseres, Navidea will supply clinical support services for NAV5001 on a cost-plus reimbursement basis. In consideration for the rights granted to Alseres, Navidea will receive a milestone payment in connection with NAV5001’s NDA approval by the U.S. FDA and a royalty on subsequent net sales of NAV5001.

About Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a commercial stage precision medicine company focused on the development and commercialization of precision diagnostics, therapeutics and radiopharmaceutical agents. Navidea is developing multiple precision-targeted products and platforms including Manocept™, NAV4694, and NAV5001, to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making, targeted treatment and, ultimately, patient care. Lymphoseek® (technetium Tc 99m tilmanocept) injection, Navidea’s first commercial product from the Manocept platform, was approved by the FDA in March 2013 and by the EMA in November 2014. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and therapeutics, and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

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The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Source: Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals

Investors
Tom Baker, 617-532-0624
tbaker@navidea.com
or

Media
Sharon Correia, 978-655-2686
Associate Director, Corporate Communications

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